UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, Jennifer D. Arasimowicz notified FuelCell Energy, Inc. (the “Company”) of her decision to resign from her position as Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, effective June 25, 2021, to pursue another opportunity. Ms. Arasimowicz’s departure is not the result of any disagreement with the Company or its Board of Directors. On June 7, 2021, the Company’s Board of Directors appointed Joshua Dolger, the Company’s Senior Counsel, to serve as the Company’s Interim General Counsel and Corporate Secretary, effective June 25, 2021, while the Company’s Board of Directors considers both internal and external candidates to serve as the new General Counsel and Corporate Secretary.

Mr. Dolger, age 47, has served as the Company’s Senior Counsel since May 17, 2021. Prior to that, from 2007 through March 2021, Mr. Dolger held a variety of legal positions of increasing responsibility at Terex Corporation, a global manufacturer of aerial work platforms and materials processing machinery, including Assistant General Counsel from January 2016 to March 2021. At Terex Corporation, Mr. Dolger had responsibility for a variety of legal work, including Securities and Exchange Commission filings, mergers and acquisitions, corporate governance and commercial contract drafting and negotiation. Mr. Dolger holds a Juris Doctor from Pace University School of Law and a Bachelor of Arts from the State University of New York at Albany and is a member of the State Bar in both Connecticut and New York.

Effective June 25, 2021, Mr. Dolger will receive an annual base salary of $340,000.00 and a target annual bonus equal to 55% of his base salary, as determined and approved by the Board of Directors of the Company (the “Board”). Mr. Dolger is also entitled to participate in the Company’s long-term incentive compensation program under its 2018 Omnibus Incentive Plan, as amended and restated, with the terms and conditions of any awards granted to Mr. Dolger being in the sole discretion of the Board.

There are no arrangements or understandings between Mr. Dolger and any other persons pursuant to which Mr. Dolger was selected to serve as Interim General Counsel and Corporate Secretary. There are also no family relationships between Mr. Dolger and any director or executive officer of the Company, and Mr. Dolger has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.Regulation FD Disclosure.

On June 8, 2021, the Company issued a press release announcing the departure of Jennifer D. Arasimowicz and the appointment of Joshua Dolger as Interim General Counsel and Corporate Secretary. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release dated June 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 8, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer